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                                                                      EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-73856 on Form S-8 of Delta Air Lines, Inc. of our report dated June 25, 2004, appearing in this Annual Report on Form 11-K of the Comair Savings and Investment Plan for the year ended December 31, 2003.



/s/ Deloitte & Touche, LLP

Cincinnati, Ohio
June 28, 2004